UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): November 8, 2011

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street
Dongfeng Road
Sartu District
163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825
(Registrant’s Telephone Number, Including Area Code)

[Missing Graphic Reference]
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2011, the board of directors (the “Board”) of QKL Stores Inc. (the “Company”) appointed Mr. Tsz Fung Philip Lo (“Mr. Lo”) as an independent director, effective immediately.  Mr. Lo was also appointed as Chairman of the Audit Committee and as a member of the Compensation Committee and Corporate Governance Committee.  The Board determined that Mr. Lo is an “independent director” as that term is defined in accordance with Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Mr. Lo, age 45, has been serving as managing director of Shenzhen Xin Wei Managing Consultancy Limited since August 2011, chief financial officer of Wuhan General Group (China) Inc. (NASDAQ: WUHN)  since February 2010, independent non-executive director of Styland Holdings Limited (Hong Kong Exchange) since April 2009, and managing director of AW Financial Consultancy Limited since December 2007. Mr. Lo also served as chief financial officer of Wuhan Zhongye Yangluo Heavy Machinery Co., Ltd from December 2007 to January 2009, and senior manager of Albert Wong & Co of from June 2006 to December 2007. Mr. Lo received his Bachelor’s degree from University of Wollongong, Australia. He is a member of CPA Australia and a member of HKICPA.

There were no arrangements or understandings between Mr. Lo and any other persons pursuant to which Mr. Lo was selected as a director.  Mr. Lo has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Lo had, or will have, a direct or indirect material interest.

On November 8, 2011, the Company and Mr. Lo executed an Independent Director Agreement (the “Agreement”) in connection with Mr. Lo’s appointment, pursuant to which Mr. Lo will be entitled to receive an annual compensation of $15,000. Unless terminated earlier according to the relevant provisions, the term of this Agreement is three years.

A copy of the Agreement  is filed herewith as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01                      Other Events.

On November 10, 2011, the Company issued a press release announcing Mr. Lo’s appointment.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Independent Director Agreement by and between the Company and Mr. Lo, dated as of November 8, 2011.
99.1	Press release dated November 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By: /s/ Tsz-Kit Chan

Name:  Tsz-Kit Chan

Title:    Chief Financial Officer
Date: November 10, 2011

Exhibit Index

Exhibit No.	Description

10.1	Independent Director Agreement by and between the Company and Mr. Lo, dated as of November 8, 2011.
99.1	Press release dated November 10, 2011